UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2018

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Bering Dr., Suite 510
Houston, Texas 77057
(Address of principal executive office, including zip code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Stockholders of Lilis Energy, Inc. (the "Company") held on June 28, 2018 (the "Annual Meeting"), the Company's stockholders approved the Third Amendment (the "Amendment") to the Company’s 2016 Omnibus Incentive Plan (as amended, the "Plan"). The Amendment authorizes an additional 5,000,000 shares of common stock ("shares") for issuance under the Plan, bringing the total number of shares authorized for issuance under the Plan to 18,000,000. A description of the Plan, as modified by the Amendment, is set forth in the Company's Proxy Statement filed with the Securities and Exchange Commission on June 1, 2018 (the "Proxy Statement").

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 28, 2018 in Houston, Texas, for the following purposes: (1) to elect nine directors to the Board of Directors of the Company, each to serve until the 2019 annual meeting, (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers, (3) to approve, on an advisory basis, the frequency of an advisory vote on executive compensation of the Company’s named executive officers, (4) to ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018, and (5) to approve and adopt an amendment to the Company’s 2016 Omnibus Incentive Plan to increase the authorized number of shares available and reserved for issuance under such plan by 5,000,000 shares. Each of these items is more fully described in the Company’s Proxy Statement.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal 1 – Election of Directors:
Each of the nine nominees for director was duly elected by the stockholders, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nuno Brandolini	42,592,884	3,211,535	16,074,246
R. Glenn Dawson	43,443,373	2,361,046	16,074,246
John Johanning	45,559,162	245,257	16,074,246
Markus Specks	45,553,564	250,855	16,074,246
Michael G. Long	45,602,729	201,690	16,074,246
Mark Christensen	45,512,162	292,257	16,074,246
Nicholas Steinsberger	45,602,729	201,690	16,074,246
David M. Wood	45,601,999	202,420	16,074,246
Ronald Ormand	45,506,591	297,828	16,074,246

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Proposal 2 – Approval, on a Non-binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers:
The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, by the stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
44,079,273	1,665,848	59,298	16,074,246
Proposal 3 – Approval, on a Non-binding Advisory Basis, of the Preferred Frequency of Advisory Votes on Executive Compensation:
The frequency of advisory votes on executive compensation to occur every year was approved, on a non-binding advisory basis, by the stockholders, with votes as follows:

Votes For Every One Year	Votes For Every Two Years	Votes For Every Three Years	Votes Abstain
45,706,335	6,565	43,972	47,547
Based on the voting results for this proposal, the Company determined that a non-binding, advisory vote to approve the compensation of the named executive officers will be conducted every year, until the next advisory vote on this matter is held.
Proposal 4 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm:
The selection of BDO USA, LLP as the Company’s independent registered public accounting firm, for the year ending December 31, 2018, was ratified by the Company’s stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain
61,819,624	14,127	44,914

Proposal 5 – Approval and Adoption of an Amendment to the Company’s 2016 Omnibus Incentive Plan to Increase the Authorized Number of Shares of Common Stock Available under the Plan by 5,000,000 Shares:
The amendment to the Company’s 2016 Omnibus Incentive Plan to increase the number of shares available under the plan by 5,000,000 shares was approved by the Company’s stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
42,101,562	3,696,463	6,394	16,074,246

4816-0476-7340.2

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.    Description

10.1*         Third Amendment to Lilis Energy, Inc. 2016 Omnibus Incentive Plan.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2018                    LILIS ENERGY, INC.

By: /s/ Joseph Daches
Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

4816-0476-7340.2